China Education Alliance Announces First Day of Trading on NYSE Amex

HARBIN, China, July 16, 2009 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc., a leading distributor of educational resources offering high-quality programs and training through both online networks and onsite training centers in the People’s Republic of China, announced that its common stock will begin trading on NYSE Amex on July 20, 2009, under the new ticker symbol “CEU.”   In the meantime, the Company’s stock will continue to trade on the Over the Counter Bullen Board under the symbol “CEUA.OB”.

“We are very pleased that our steadfast commitment to increasing our growth and profitability, as well as our efforts to improve corporate governance to meet the requirements of a senior exchange, have led to our listing on NYSE Amex,” said Mr. Xiqun Yu, Chief Executive Officer of China Education Alliance, Inc. “We are honored to be approved for trading on this senior exchange, and we expect our listing will provide substantial leverage for us to broaden our visibility in the U.S. capital markets and to strengthen and grow our investor base.”

About China Education Alliance, Inc.

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. In addition, the Company is providing comprehensive English programs that are taught by North American instructors to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. At present, five English schools are operating nationwide in China. For more information about CEUA, please visit http://www.chinaeducationalliance.com.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies.  The company's exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products.  With more than 8,000 listed issues, NYSE Euronext's equities markets -- the New York Stock Exchange, Euronext, NYSE Arca and NYSE Amex -- represent nearly 40 percent of the world's equities trading, the most liquidity of any global exchange group.  NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world's second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies.  NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500.  For more information, please visit: www.nyx.com.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2008 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

At the Company:
Ms. Susan Liu, CFO
China Education Alliance, Inc.
Tel:   1-778-388-8513
Email: susan@edu-chn.com

Investor Relations:
RedChip Companies, Inc.
Jon Cunningham, Investor Relations
1-800-733-2447, Ext. 107
jon@redchip.com

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SOURCE: China Education Alliance, Inc.